UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On April 20, 2016, Bluerock Residential Growth REIT, Inc., a Maryland corporation, or the Company, its operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, and its manager, BRG Manager, LLC, a Delaware limited liability company, entered into an Underwriting Agreement, or the Underwriting Agreement, with Wunderlich Securities, Inc and Compass Point Research & Trading, LLC as representatives of the several underwriters named in Schedule A attached to the Underwriting Agreement, or the Underwriters, in connection with the public offering, or the Offering, by the Company of 2,000,000 shares of 8.250% Series A Cumulative Redeemable Preferred Stock of the Company, or the Firm Shares. The Firm Shares and the Additional Shares (as defined below) are registered with the Securities and Exchange Commission, or the SEC, pursuant to a registration statement on Form S-3 (File No. 333-208956), as the same may be amended and/or supplemented, or the Registration Statement, under the Securities Act of 1933, or the Securities Act, and were offered and sold pursuant to a prospectus supplement dated April 20, 2016, and a base prospectus dated January 29, 2016 relating to the Registration Statement.

Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an option, or the Overallotment Option, exercisable for 30 days from the date of the Company’s prospectus supplement dated April 20, 2016, to purchase up to 300,000 additional shares of 8.250% Series A Cumulative Redeemable Preferred Stock, or the Additional Shares, at the Offering Price (as defined below), less underwriting discounts and commissions, to cover overallotments, if any. The Underwriters have elected to exercise the Overallotment Option in full at the same time as the closing of the Firm Shares, and each Underwriter has purchased their pro rata share of the Additional Shares based on the number of Firm Shares initially purchased by each Underwriter.

The Underwriters offered the Firm Shares and Additional Shares, or the Shares, to the public at a liquidation preference of $25.00 per Share, or the Offering Price, and to certain dealers, which may include the Underwriters, at the Offering Price less a selling concession not in excess of $0.50 per Share.

The Offering closed on April 25, 2016. Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, the Exchange Act of 1934, as amended, and other federal or state statutory laws or regulations. The Underwriting Agreement contains customary representations, warranties, covenants, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement, a copy of which is filed as Exhibit No. 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Firm Shares and the Additional Shares is attached as Exhibit 5.1 hereto, and a copy of the opinion of Vinson & Elkins LLP with respect to tax matters concerning the Firm Shares and the Additional Shares is attached as Exhibit 8.1 hereto.

ITEM 8.01	OTHER EVENTS.

Press Releases Announcing Pricing of Offering and Closing of Offering

On April 20, 2016, the Company issued a press release announcing the pricing of the Offering. The press release, a copy of which is filed as Exhibit No. 99.1 to this Current Report on Form 8-K, is incorporated by reference into this Item 8.01.

On April 25, 2016, the Company issued a press release announcing the closing of the Offering. The press release, a copy of which is filed as Exhibit No. 99.2 to this Current Report on Form 8-K, is incorporated by reference into this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among Wunderlich Securities, Inc. and Compass Point Research & Trading, LLC, as representatives of the several underwriters named in Schedule A attached thereto, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated April 20, 2015

5.1	Opinion of Venable LLP

8.1	Opinion of Vinson & Elkins LLP

99.1	Pricing Press Release, dated April 20, 2016

99.2	Closing Press Release, dated April 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: April 26, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement by and among Wunderlich Securities, Inc. and Compass Point Research & Trading, LLC, as representatives of the several underwriters named in Schedule A attached thereto, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated April 20, 2016

5.1	Opinion of Venable LLP

8.1	Opinion of Vinson & Elkins LLP

99.1	Pricing Press Release, dated April 20, 2016

99.2	Closing Press Release, dated April 25, 2016